UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       June 15, 2007 (June 11, 2007)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF AMENDMENT:
     On June 15, 2007, Bob Evans Farms, Inc. (the “Company”) filed a Form 8-K reporting, among other things, under Item 1.01 that the Compensation Committee of the Company’s Board of Directors had adopted forms of Notice of Eligibility and Participation Agreements for the Performance Incentive Plan at a meeting held on June 11, 2007. At the same meeting, the Compensation Committee also adopted a form Cash-Based Award Agreement to be used for certain cash awards granted under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan. The purpose of this amendment is to file the form Cash-Based Award Agreement. No other changes are made to the original Form 8-K.
Item 1.01. Entry into a Material Definitive Agreement.
     On June 11, 2007, the Compensation Committee adopted a form Cash-Based Award Agreement to be used for certain cash awards granted under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan. A copy of the form award agreement is attached hereto as Exhibit 10.5 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired — Not Applicable
     (b) Pro Form Financial Information — Not applicable
     (c) Shell Company Transactions — Not Applicable
     (d) Exhibits:
     The following exhibits are included pursuant to Item 1.01. Entry into a Material Definitive Agreement of Form 8-K/A:

Exhibit No.	Description

10.5	Form of Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan Cash Based Award Agreement (For Employees — Performance Incentive Plan Award)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Dated: June 21, 2007	By:	/s/Mary L. Garceau

Mary L. Garceau Vice President, General Counsel and Assistant Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K/A
Dated June 15, 2007

Exhibit No.	Description

10.5	Form of Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan Cash Based Award Agreement (For Employees — Performance Incentive Plan Award)

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